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                                                                   EXHIBIT 10.3

                        EMPLOYMENT ASSUMPTION AGREEMENT



     THIS EMPLOYMENT ASSUMPTION AGREEMENT (the "Agreement") is made and entered into as of July 31, 1997, by and among Fox Kids Worldwide, L.L.C.,a Delaware limited liability company (the "LLC"), Fox Kids Worldwide, Inc., a Delaware corporation ("FKWW") and Haim Saban ("Employee").


                                R E C I T A L S
                                - - - - - - - -

          A. Employee is a party to that certain Employment Agreement entered into as of December 22, 1995 with the LLC (the "LLC Employment Agreement").

          B. On June 11, 1997, FKWW, Saban Entertainment, Inc., a Delaware corporation ("Saban"), Fox Broadcasting Company, a Delaware corporation ("FBC"), Fox Broadcasting Sub, Inc., a Delaware corporation ("Fox Broadcasting Sub"), Allen & Company Incorporated, a New York corporation ("Allen"), Haim Saban and the other stockholders of Saban entered into that certain Agreement pursuant to which FBC, Fox Broadcasting Sub, Allen, Haim Saban and the other SEI Stockholders would contribute to FKWW stock of Saban and FCN Holding for stock of FKWW, such that FKWW will own the business and operations of Saban, FCN Holding, and of all of their respective subsidiaries (the "Reorganization").

          C. As part of the Reorganization, FKWW desires to assume, and Employee desires FKWW to assume, the obligations of the LLC under the LLC Employment Agreement.

          D. In order to confirm such assumption, FKWW, the LLC and Employee have agreed to execute and deliver this Agreement.


                               A G R E E M E N T
                               - - - - - - - - -


     NOW, THEREFORE, in consideration of the foregoing facts, the parties hereby agree as follows:

     1.   Employment and Assumption.  FKWW hereby employs Employee to render
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services as Chairman of the Board and Chief Executive Officer of FKWW, pursuant to the same terms and conditions of the LLC Employment Agreement, and FKWW hereby assumes all the duties and obligations of the LLC arising from and in connection with the LLC Employment Agreement.
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     2.   Governing Laws.  This Agreement has been executed and delivered in the
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State of California and shall be governed by, and construed in accordance with, the substantive laws of the State of California.

     3.   Assigns.  This Agreement is binding upon and shall inure to the
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benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


FOX KIDS WORLDWIDE, L.L.C.

     By:  FOX KIDS WORLDWIDE, INC.
     Its: Managing Member

     By:  /s/ Mel Woods
          -------------
     Name:   Mel Woods
     Title:  President


FOX KIDS WORLDWIDE, INC.


     By: /s/ Mel Woods
         -------------
     Name:  Mel Woods
     Title:  President


EMPLOYEE:


/s/ Haim Saban
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Haim Saban

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